Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 333-191672) pertaining to the Tobira Therapeutics, Inc. 2013 Equity Compensation Plan;
•	Registration Statement (Form S-8 No. 333-194513) pertaining to the Tobira Therapeutics, Inc. 2013 Equity Compensation Plan;
•

Registration Statement (Form S-8 No. 333-204702) pertaining to the Tobira Therapeutics, Inc. 2013 Equity Compensation Plan, Tobira Therapeutics, Inc. 2010 Stock Plan and Tobira Therapeutics, Inc. 2007 Stock Plan;

•	Registration Statement (Form S-8 No. 333-207935) pertaining to the Tobira Therapeutics, Inc. 2013 Equity Compensation Plan; and
•	Registration Statement (Form S-3 No. 333-204710) of Tobira Therapeutics, Inc.;

of our report dated March 3, 2016, with respect to the financial statements of Tobira Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Redwood City, California

March 3, 2016